EXHIBIT 23.1


                             Alexander H. Walker III
                           Attorney at Law Letterhead

                               CONSENT OF COUNSEL


      We consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



         /s/  Alexander H. Walker
         ---------------------------
         Alexander H. Walker III
         Counsel to Options Talent Group

Salt Lake City, Utah
February 27, 2002









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